Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-213103 on Form S-8 of our report dated March 27, 2017, relating to the 2016 consolidated financial statements of PhaseRx, Inc. ("the Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 27, 2017